UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 26, 2018

 Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 231-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02.       Results of Operations and Financial Condition.

On October 31, 2018, Radian Group Inc. (“Radian”) issued a news release announcing its financial results for the quarter ended September 30, 2018. A copy of this news release is furnished as Exhibit 99.1 to this report.

The information included in this Item 2.02 of, or furnished with, this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an
                         Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on October 16, 2017, Radian entered into an unsecured revolving credit facility with a committed availability of $225 million (including a $50 million standby letter of credit sub-facility) (the “Credit Agreement”) with Royal Bank of Canada, as Administrative Agent (the “Agent”), RBC Capital Markets and U.S. Bank National Association, as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, Associated Bank, National Association, as Documentation Agent, and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Lenders”). The Credit Agreement provides for a three-year $225 million facility and also an accordion feature that allows Radian, at its option, to increase the total borrowing capacity by $75 million so long as Radian receives commitments from lenders (which may include then existing Lenders or other financial institutions that become Lenders) to assume the increased commitments under the Credit Agreement. Capitalized terms used in this Form 8-K but not defined herein will have the meanings set forth in the Credit Agreement.

Effective October 26, 2018, Radian exercised its rights under the accordion feature of the Credit Agreement to add another global bank to the group of Lenders and to increase the total borrowing capacity by $42.5 million, bringing the aggregate unsecured revolving credit facility commitment to $267.5 million. In connection therewith, Barclays Bank PLC became a “Lender” under the terms of the Credit Agreement.  The other Lenders are Goldman Sachs Bank USA, Credit Suisse AG, Cayman Islands Branch, Associated Bank, National Association, The Northern Trust Company and Canadian Imperial Bank of Commerce, New York Branch. All other terms of the Credit Agreement remained unchanged.  Currently, there are no amounts outstanding under the Credit Agreement.

Certain of the Lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to Radian and its subsidiaries.  Such Lenders and other parties have received, and in the future may receive, customary compensation from Radian and its subsidiaries for such services.

The description of the Credit Agreement in this Form 8-K is qualified in  its entirety by reference to the full text of the Credit Agreement which was filed as Exhibit 10.1 to Radian’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2017.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

         99.1*               Radian Group Inc. News Release dated October 31, 2018.

_____________________

*  Furnished herewith.

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Radian Group Inc. News Release dated October 31, 2018.

*   Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: October 31, 2018	By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Executive Vice President and Chief Financial Officer